Exhibit 99.1
Neustar to Acquire .CO Internet S.A.S.
STERLING, VA, MARCH 20, 2014, - Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information and analytics, today announced it has entered into a definitive agreement to acquire .CO Internet S.A.S. and certain associated assets. .CO Internet is the exclusive operator of the worldwide registry for Internet addresses with the “.co” top-level domain.
Since its global launch in 2010, names under management for .co have grown to more than 1.6 million in over 200 countries and territories worldwide. Neustar has an existing partnership with .CO Internet to provide registry services and infrastructure support for .co extensions, the top-level domain assigned to Colombia.
“The acquisition of .CO Internet is a natural fit for us given our successful partnership over the past four years and our domain name expertise,” said Lisa Hook, president and CEO of Neustar. “By combining .CO Internet’s innovative domain marketing capabilities with Neustar’s distribution network and technical resources, we will be able to broaden our registry services and the .co brand worldwide, while creating shareholder value.”
The acquisition of .CO Internet expands Neustar's registry services, which maintains the .biz and .us top-level domains and has been selected to provide services for up to 350 new domain extensions as a result of Internet Corporation for Assigned Names and Numbers’ (ICANN) ongoing global domain name expansion.
To provide perspective, .CO Internet exited 2013 with an annual revenue run-rate of $21 million. However, business combination accounting principles require Neustar to adjust the acquired deferred revenue to fair value. This adjustment to fair value often results in a write-down of deferred revenue that will reduce future revenue recognized as the services are performed, typically over a one year period. During 2013, Neustar recorded $4 million in revenue for its role as the back-end provider for .CO Internet, which will be eliminated upon consolidation. In addition, results for the first quarter of 2014 will include pursuit costs associated with this transaction.
The acquisition is subject to standard closing conditions and is expected to close within one month. Following the acquisition, .CO Internet, as a wholly-owned subsidiary of Neustar, will continue to manage the .co domain extensions from its headquarters in Bogota, Colombia.
About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analytics to the communications services, financial services, retail, and media and advertising sectors. Neustar applies its advanced, secure technologies to help its clients promote and protect their businesses. More information is available at www.neustar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements in this press release regarding Neustar, Inc.’s proposed acquisition of .CO Internet S.A.S. including, without limitation, benefits and synergies of the proposed transaction and any other statements regarding future expectations, beliefs, goals or business prospects constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, risks and uncertainties arising from difficulties with the integration process or the realization of the benefits of the transaction; risks and uncertainties related to doing business in Colombia and in connection with the company’s relationship with the Colombian government; and the reaction of the customers and distributors of the acquired business. More information about potential factors that could affect the company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent periodic reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.
Contact Info:

Investor Relations Contact Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Media Contact Nicole Nolte (571) 434-5323 Nicole.Nolte@neustar.biz